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                                                                     EXHIBIT 5.1

                                   July 11, 2002



American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266

         Re:      American Equity Investment Life Holding Company
                  Registration Statement on Form S-1

Ladies and Gentlemen:

         I am the Chief Financial Officer and General Counsel for American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), and have acted as counsel to the Company in connection with the public offering (the "Offering") of $150,000,000 aggregate principal amount of the Company's Senior Notes Due 2012 (the "Notes"). The Notes are to be issued under an Indenture (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee"), in the form filed as an exhibit to the Registration Statement (as hereinafter defined).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         In rendering the opinions set forth herein, I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of: (a) the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on November 7, 2001, as amended by Amendment No. 1 filed with the Commission on November 21, 2001, Amendment No. 2 filed with the Commission on December 13, 2001, Amendment No. 3 filed with the Commission on May 17, 2002, Amendment No. 4 filed with the Commission on June 21, 2002 and Amendment No. 5 filed with the Commission on July 11, 2002 (as so amended, the "Registration


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Statement"); (b) the form of the Notes; (c) the form of the Indenture; (d) the
Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (e) the Articles of of Incorporation of the Company, as in effect on the date hereof; (f) the Amended and Restated Bylaws of the Company, as in effect on the date hereof; and (g) certain resolutions adopted by the board of directors of the Company relating to the Offering, the issuance of the Notes, the Indenture and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements of the Company, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

         My opinions set forth herein are limited to the laws of the State of Iowa and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Offering ("Opined on Law"). I do not express any opinion as to the laws of any other jurisdiction other than the Opined on Law or as to the effect of any such non opined on law on the opinions herein stated. I am a member of the Bar in the State of Iowa, and I have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Notes have been duly and validly authorized by the Company and when the Notes and the Indenture (in the forms examined by me) have been duly executed and the Notes have been authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Offering against receipt of payment therefor in accordance with the terms of the Offering, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                 Very truly yours,


                                 /s/ Wendy L. Carlson
                                 -------------------------
                                 Wendy L. Carlson
                                 Chief Financial Officer and General Counsel




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